As filed with the Securities and Exchange Commission on April 7, 2020

File No. 811-05028

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 461	☒

PIMCO Funds

(Exact name of Registrant as Specified in Charter)

650 Newport Center Drive

Newport Beach, California 92660

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code:

(866) 746-2606

Douglas P. Dick, Esq. Brendan C. Fox, Esq. Adam T. Teufel, Esq. Dechert LLP 1900 K Street, N.W. Washington, D.C. 20006	Peter G. Strelow Pacific Investment Management Company LLC 650 Newport Center Drive Newport Beach, California 92660
(Name and Address of Agent for Service)

It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

EXPLANATORY NOTE

This Amendment No. 461 to the Registration Statement of PIMCO Funds (the “Trust” or the “Registrant”) on Form N-1A (File No. 811-05028) (the “Registration Statement”) is being filed to make changes to each Offering Memorandum and Offering Memorandum Supplement of the Trust’s Private Account Portfolio Series, each dated July 31, 2019.

The shares of beneficial interest in the Private Account Portfolio Series are not registered under the Securities Act of 1933, as amended (the “1933 Act”), because such shares will be issued by the Registrant solely in private placement transactions that do not involve any “public offering” within the meaning of the 1933 Act. Shares of the Private Account Portfolio Series may be purchased only by clients of Pacific Investment Management Company LLC (“PIMCO”), including separately managed private accounts and investment companies registered under the 1940 Act, and other funds, who are “accredited investors,” as defined in Regulation D under the 1933 Act, and either (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) under the 1933 Act. Shares of the Private Account Portfolio Series may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements. This Amendment is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the 1933 Act.

PIMCO Funds

Private Account Portfolio Series

Amendment dated April 7, 2020 to the Private Account Portfolio Series Offering Memorandum,

dated July 31, 2019, as amended from time to time (the "Offering Memorandum")

Effective immediately, the second, third, and fourth paragraphs of the "Description of Principal Risks – Market Risk" section of the Offering Memorandum are deleted and replaced with the following:

In addition, market risk includes the risk that geopolitical and other events will disrupt the economy on a national or global level. For instance, war, terrorism, market manipulation, government defaults, government shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters can all negatively impact the securities markets, which could cause the Portfolios to lose value. These events could reduce consumer demand or economic output, result in market closures, travel restrictions or quarantines, and significantly adversely impact the economy. The current contentious domestic political environment, as well as political and diplomatic events within the United States and abroad, such as the U.S. government's inability at times to agree on a long-term budget and deficit reduction plan, has in the past resulted, and may in the future result, in a government shutdown, which could have an adverse impact on a Portfolio's investments and operations. Additional and/or prolonged U.S. federal government shutdowns may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Governmental and quasi-governmental authorities and regulators throughout the world have previously responded to serious economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies, new monetary programs and dramatically lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, could increase volatility in securities markets, which could adversely affect a Portfolio's investments. Any market disruptions could also prevent a Portfolio from executing advantageous investment decisions in a timely manner. Portfolios that have focused their investments in a region enduring geopolitical market disruption will face higher risks of loss, although the increasing interconnectivity between global economies and financial markets can lead to events or conditions in one country, region or financial market adversely impacting a different country, region or financial market. Thus, investors should closely monitor current market conditions to determine whether a specific Portfolio meets their individual financial needs and tolerance for risk.

Current market conditions may pose heightened risks with respect to Portfolios that invest in fixed income securities. As discussed more under "Interest Rate Risk," interest rates in the U.S. are at or near historically low levels. Any interest rate increases in the future could cause the value of any Portfolio that invests in fixed income securities to decrease. As such, fixed income securities markets may experience heightened levels of interest rate, volatility and liquidity risk. If rising interest rates cause a Portfolio to lose enough value, the Portfolio could also face increased shareholder redemptions, which could force the Portfolio to liquidate investments at disadvantageous times or prices, therefore adversely affecting the Portfolio and its shareholders.

Exchanges and securities markets may close early, close late or issue trading halts on specific securities or generally, which may result in, among other things, a Portfolio being unable to buy or sell certain securities or financial instruments at an advantageous time or accurately price its portfolio investments. In addition, a Portfolio may rely on various third-party sources to calculate its NAV. As a result, a Portfolio is subject to certain operational risks associated with reliance on service providers and service providers' data sources. In particular, errors or systems failures and other technological issues may adversely impact a Portfolio's calculations of its NAV, and such NAV calculation issues may result in inaccurately calculated NAVs, delays in NAV calculation and/or the inability to calculate NAVs over extended periods. A Portfolio may be unable to recover any losses associated with such failures.

Investors Should Retain This Supplement for Future Reference

PIMCO Funds

Private Account Portfolio Series

Amendment dated April 7, 2020 to the PIMCO Short-Asset Portfolio Offering Memorandum and PIMCO

Short-Term Floating NAV Portfolio III Offering Memorandum,

each dated July 31, 2019, each as amended from time to time (each, an "Offering Memorandum")

Effective immediately, the second, third, and fourth paragraphs of the "Description of Principal Risks – Market Risk" section of each Offering Memorandum are deleted and replaced with the following:

In addition, market risk includes the risk that geopolitical and other events will disrupt the economy on a national or global level. For instance, war, terrorism, market manipulation, government defaults, government shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters can all negatively impact the securities markets, which could cause the Portfolio to lose value. These events could reduce consumer demand or economic output, result in market closures, travel restrictions or quarantines, and significantly adversely impact the economy. The current contentious domestic political environment, as well as political and diplomatic events within the United States and abroad, such as the U.S. government's inability at times to agree on a long-term budget and deficit reduction plan, has in the past resulted, and may in the future result, in a government shutdown, which could have an adverse impact on the Portfolio's investments and operations. Additional and/or prolonged U.S. federal government shutdowns may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Governmental and quasi-governmental authorities and regulators throughout the world have previously responded to serious economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies, new monetary programs and dramatically lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, could increase volatility in securities markets, which could adversely affect the Portfolio's investments. Any market disruptions could also prevent the Portfolio from executing advantageous investment decisions in a timely manner. To the extent the Portfolio focuses its investments in a region enduring geopolitical market disruption, it will face higher risk of loss, although the increasing interconnectivity between global economies and financial markets can lead to events or conditions in one country, region or financial market adversely impacting a different country, region or financial market. Thus, investors should closely monitor current market conditions to determine whether the Portfolio meets their individual financial needs and tolerance for risk.

Current market conditions may pose heightened risks with respect to the Portfolio's investment in fixed income securities. As discussed more under "Interest Rate Risk," interest rates in the U.S. are at or near historically low levels. Any interest rate increases in the future could cause the value of the Portfolio to decrease. As such, fixed income securities markets may experience heightened levels of interest rate, volatility and liquidity risk. If rising interest rates cause the Portfolio to lose enough value, the Portfolio could also face increased shareholder redemptions, which could force the Portfolio to liquidate investments at disadvantageous times or prices, therefore adversely affecting the Portfolio and its shareholders.

Exchanges and securities markets may close early, close late or issue trading halts on specific securities or generally, which may result in, among other things, the Portfolio being unable to buy or sell certain securities or financial instruments at an advantageous time or accurately price its portfolio investments. In addition, the Portfolio may rely on various third-party sources to calculate its NAV. As a result, the Portfolio is subject to certain operational risks associated with reliance on service providers and service providers' data sources. In particular, errors or systems failures and other technological issues may adversely impact the Portfolio's calculations of its NAV, and such NAV calculation issues may result in inaccurately calculated NAVs, delays in NAV calculation and/or the inability to calculate NAVs over extended periods. The Portfolio may be unable to recover any losses associated with such failures.

Investors Should Retain This Supplement for Future Reference

PIMCO Funds

Private Account Portfolio Series

Amendment dated April 7, 2020 to the Private Account Portfolio Series Offering Memorandum Supplement,

dated July 31, 2019, as amended from time to time (the "Offering Memorandum Supplement")

Effective immediately, the following is added after the first paragraph of the "Investment Objectives and Policies – Portfolio Operations" section of the Offering Memorandum Supplement:

Market Disruptions Risk. The Portfolios are subject to investment and operational risks associated with financial, economic and other global market developments and disruptions, including those arising from war, terrorism, market manipulation, government interventions, defaults and shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters, which can all negatively impact the securities markets and cause a Portfolio to lose value. These events can also impair the technology and other operational systems upon which the Portfolios' service providers, including PIMCO as the Portfolios' investment adviser, rely, and could otherwise disrupt the Portfolios' service providers' ability to fulfill their obligations to the Portfolios.

The recent spread of an infectious respiratory illness caused by a novel strain of coronavirus (known as COVID-19) has caused volatility, severe market dislocations and liquidity constraints in many markets, including markets for the securities the Portfolios hold, and may adversely affect the Portfolios' investments and operations. The transmission of COVID-19 and efforts to contain its spread have resulted in travel restrictions and disruptions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, quarantines, event and service cancellations or interruptions, disruptions to business operations (including staff furloughs and reductions) and supply chains, and a reduction in consumer and business spending, as well as general concern and uncertainty that has negatively affected the economy. These disruptions have led to instability in the market place, including equity and debt market losses and overall volatility, and the jobs market. The impact of COVID-19, and other infectious illness outbreaks, epidemics or pandemics that may arise in the future, could adversely affect the economies of many nations or the entire global economy, the financial well-being and performance of individual issuers, borrowers and sectors and the health of the markets generally in potentially significant and unforeseen ways. In addition, the impact of infectious illnesses, such as COVID-19, in emerging market countries may be greater due to generally less established healthcare systems. This crisis or other public health crises may exacerbate other pre-existing political, social and economic risks in certain countries or globally.

The foregoing could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Portfolios. In certain cases, an exchange or market may close or issue trading halts on specific securities or even the entire market, which may result in the Portfolios being, among other things, unable to buy or sell certain securities or financial instruments or to accurately price their investments. These and other developments may adversely affect the liquidity of the Portfolios' holdings (see "Liquidity Risk" in the Offering Memorandum for further details).

Investors Should Retain This Supplement for Future Reference

PIMCO Funds

Private Account Portfolio Series

Amendment dated April 7, 2020 to the PIMCO Short-Asset Portfolio Offering Memorandum Supplement and PIMCO Short-Term Floating NAV Portfolio III Offering Memorandum Supplement, each dated July 31, 2019, each as amended from time to time (each, an "Offering Memorandum Supplement")

Effective immediately, the following is added after the first paragraph of the "Investment Objectives and Policies – Portfolio Operations" section of each Offering Memorandum Supplement:

Market Disruptions Risk. The Portfolio is subject to investment and operational risks associated with financial, economic and other global market developments and disruptions, including those arising from war, terrorism, market manipulation, government interventions, defaults and shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters, which can all negatively impact the securities markets and cause the Portfolio to lose value. These events can also impair the technology and other operational systems upon which the Portfolio's service providers, including PIMCO as the Portfolio's investment adviser, rely, and could otherwise disrupt the Portfolio's service providers' ability to fulfill their obligations to the Portfolio.

The recent spread of an infectious respiratory illness caused by a novel strain of coronavirus (known as COVID-19) has caused volatility, severe market dislocations and liquidity constraints in many markets, including markets for the securities the Portfolio holds, and may adversely affect the Portfolio's investments and operations. The transmission of COVID-19 and efforts to contain its spread have resulted in travel restrictions and disruptions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, quarantines, event and service cancellations or interruptions, disruptions to business operations (including staff furloughs and reductions) and supply chains, and a reduction in consumer and business spending, as well as general concern and uncertainty that has negatively affected the economy. These disruptions have led to instability in the market place, including equity and debt market losses and overall volatility, and the jobs market. The impact of COVID-19, and other infectious illness outbreaks, epidemics or pandemics that may arise in the future, could adversely affect the economies of many nations or the entire global economy, the financial well-being and performance of individual issuers, borrowers and sectors and the health of the markets generally in potentially significant and unforeseen ways. In addition, the impact of infectious illnesses, such as COVID-19, in emerging market countries may be greater due to generally less established healthcare systems. This crisis or other public health crises may exacerbate other pre-existing political, social and economic risks in certain countries or globally.

The foregoing could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Portfolio. In certain cases, an exchange or market may close or issue trading halts on specific securities or even the entire market, which may result in the Portfolio being, among other things, unable to buy or sell certain securities or financial instruments or to accurately price their investments. These and other developments may adversely affect the liquidity of the Portfolio's holdings (see "Liquidity Risk" in the Offering Memorandum for further details).

Investors Should Retain This Supplement for Future Reference

PART C.OTHER INFORMATION

Item 28.  Exhibits

(a)	(1)	Amended and Restated Declaration of Trust dated November 4, 2014(24)
	(2)	Seventh Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated November 5, 2019(51)
(b)		Amended and Restated By-Laws of Registrant dated November 4, 2014(24)
(c)		Not applicable
(d)	(1)	Amended and Restated Investment Advisory Contract dated February 23, 2009(3)
	(2)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets Corporate Bond Fund dated May 19, 2009(4)
	(3)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to fee changes dated October 1, 2009(6)
	(4)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO CommoditiesPLUS® Strategy Fund dated February 23, 2010(7)
	(5)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO High Yield Spectrum Fund dated August 17, 2010(8)
	(6)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to certain fee reductions dated October 1, 2010(9)
(7)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Senior Floating Rate Fund, PIMCO Total Return Fund IV, PIMCO RAE PLUS International Fund and PIMCO RAE PLUS Small Fund dated February 28, 2011(10)

(8)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Credit Opportunities Bond Fund and PIMCO Inflation Response Multi-Asset Fund dated May 23, 2011(12)

(9)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Funds: Private Account Portfolio Series – Low Duration Portfolio and PIMCO Funds: Private Account Portfolio Series – Moderate Duration Portfolio dated August 16, 2011(13)

(10)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO California Municipal Bond Fund, PIMCO National Intermediate Municipal Bond Fund, PIMCO Short Asset Investment Fund and PIMCO Funds: Private Account Portfolio Series – Short Term Floating NAV Portfolio III dated February 28, 2012(14)

	(11)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Mortgage Opportunities and Bond Fund dated August 15, 2012(17)
	(12)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(18)
(13)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO RAE PLUS EMG Fund, PIMCO RAE Fundamental Advantage PLUS Fund, PIMCO RAE PLUS Fund, PIMCO RAE PLUS International Fund, PIMCO StocksPLUS® International Fund (Unhedged), PIMCO StocksPLUS® International Fund (U.S. Dollar Hedged), PIMCO StocksPLUS® Small Fund, PIMCO RAE PLUS Small Fund, PIMCO StocksPLUS® Absolute Return Fund and PIMCO StocksPLUS® Short Fund dated March 22, 2013(20)

	(14)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO TRENDS Managed Futures Strategy Fund dated August 13, 2013(21)
	(15)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO RAE PLUS International Fund and PIMCO Senior Floating Rate Fund dated October 1, 2013(23)
(16)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO RAE Low Volatility PLUS EMG Fund, the PIMCO RAE Low Volatility PLUS Fund, and the PIMCO RAE Low Volatility PLUS International Fund dated November 5, 2013(22)

(17)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Multi-Strategy Alternative Fund and PIMCO RAE Worldwide Long/Short PLUS Fund dated November 5, 2014(24)

	(18)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Preferred and Capital Securities Fund dated February 24, 2015(26)
(19)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets Corporate Bond Fund and PIMCO Inflation Response Multi-Asset Fund dated October 1, 2015(32)

(20)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Total Return ESG Fund, PIMCO Low Duration ESG Fund and PIMCO Low Duration Income Fund dated November 7, 2016(44)

(21)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Funds: Private Account Portfolio Series – PIMCO Short Asset Portfolio dated February 14, 2017(37)

(22)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets Corporate Bond Fund, PIMCO Emerging Markets Full Spectrum Bond Fund, PIMCO Global Advantage® Strategy Bond Fund and PIMCO Dynamic Bond Fund dated October 2, 2017(42)

	(23)	Amendment to Amended and Restated Investment Advisory Contract dated February 13, 2018(45)
	(24)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Strategic Bond Fund dated October 1, 2018(48)
(25)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to PIMCO Gurtin California Municipal Intermediate Value Fund, PIMCO Gurtin California Municipal Opportunistic Value Fund, PIMCO Gurtin National Municipal Intermediate Value Fund and PIMCO Gurtin National Municipal Opportunistic Value Fund dated November 5, 2018(49)

	(26)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO Long-Term Real Return Fund dated October 1, 2019(51)
	(27)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO Climate Bond Fund dated November 5, 2019(51)
	(28)	Amended and Restated Asset Allocation Sub-Advisory Agreement relating to PIMCO All Asset Fund and PIMCO All Asset All Authority Fund dated December 1, 2010(11)
(29)

Supplement to Amended and Restated Asset Allocation Sub-Advisory Agreement relating to PIMCO All Asset Fund and PIMCO All Asset All Authority Fund and Sub-Advisory Agreement relating to PIMCO RAE PLUS Fund, PIMCO RAE PLUS International Fund and PIMCO RAE PLUS Small Fund dated December 1, 2012(18)

(30)

Amended and Restated Sub-Advisory Agreement relating to the PIMCO RAE PLUS EMG Fund, PIMCO RAE Low Volatility PLUS EMG Fund, PIMCO RAE Fundamental Advantage PLUS Fund, PIMCO RAE PLUS Fund, PIMCO RAE PLUS International Fund, PIMCO RAE Low Volatility PLUS International Fund, PIMCO RAE PLUS Small Fund and PIMCO RAE Low Volatility PLUS Fund dated December 20, 2013(22)

	(31)	Amendment to Amended and Restated Sub-Advisory Agreement relating to the PIMCO Multi-Strategy Alternative Fund and PIMCO RAE Worldwide Long/Short PLUS Fund dated November 5, 2014(25)
(32)

Sub-Advisory Agreement relating to PIMCO Gurtin California Municipal Intermediate Value Fund, PIMCO Gurtin California Municipal Opportunistic Value Fund, PIMCO Gurtin National Municipal Intermediate Value Fund and PIMCO Gurtin National Municipal Opportunistic Value Fund dated March 15, 2019(49)

(e)	(1)	Second Amended and Restated Distribution Contract dated February 14, 2017(45)
	(2)	Amendment to Second Amended and Restated Distribution Contract related to I-3 shares dated February 13, 2018(45)
	(3)	Amendment to Second Amended and Restated Distribution Contract related to I-3 shares dated May 15, 2018(46)
(4)

Supplement to Second Amended and Restated Distribution Contract relating to PIMCO Gurtin California Municipal Intermediate Value Fund, PIMCO Gurtin California Municipal Opportunistic Value Fund, PIMCO Gurtin National Municipal Intermediate Value Fund and PIMCO Gurtin National Municipal Opportunistic Value Fund dated November 5, 2018(49)

	(5)	Supplement to Second Amended and Restated Distribution Contract relating to PIMCO Climate Bond Fund dated November 5, 2019 (51)
	(6)	Form of Sales Agreement(35)
	(7)	Form of Sales Agreement(35)
(f)		Not Applicable
(g)	(1)	Custody and Investment Accounting Agreement dated January 1, 2000(5)
	(2)	Amendment to Custody and Investment Accounting Agreement dated June 8, 2001(5)
	(3)	Amendment to Custody and Investment Accounting Agreement dated March 30, 2010(7)
	(4)	Amendment to Custody and Investment Accounting Agreement dated February 8, 2017(41)
	(5)	Amendment to Custody and Investment Accounting Agreement dated March 21, 2018(46)
	(6)	Amendment to Custody and Investment Accounting Agreement dated December 13, 2018(48)
	(7)	Amendment to Custody and Investment Accounting Agreement dated March 11, 2019(49)
(h)	(1)	Second Amended and Restated Supervision and Administration Agreement dated April 1, 2012(16)
	(2)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Mortgage Opportunities and Bond Fund dated August 15, 2012(17)
	(3)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(18)
(4)

Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO RAE PLUS EMG Fund, PIMCO RAE Fundamental Advantage PLUS Fund, PIMCO RAE PLUS Fund, PIMCO RAE PLUS International Fund, PIMCO StocksPLUS® International Fund (Unhedged), PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged), PIMCO StocksPLUS® Small Fund, PIMCO RAE PLUS Small Fund, PIMCO StocksPLUS® Absolute Return Fund and PIMCO StocksPLUS® Short Fund dated March 22, 2013(20)

	(5)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO TRENDS Managed Futures Strategy Fund dated August 13, 2013(21)
	(6)	Amendment to the Second Amended and Restated Supervision and Administration Agreement dated October 1, 2013(23)
(7)

Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO RAE Low Volatility PLUS EMG Fund, the PIMCO RAE Low Volatility PLUS Fund, and the PIMCO RAE Low Volatility PLUS International Fund dated November 5, 2013(22)

	(8)	Supplement to Second Amended and Restated Supervision and Administration Agreement dated October 1, 2014(24)
(9)

Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Multi-Strategy Alternative Fund and PIMCO RAE Worldwide Long/Short PLUS Fund dated November 5, 2014(24)

	(10)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Preferred and Capital Securities Fund dated February 24, 2015(26)
(11)

Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO StocksPLUS® Absolute Return Fund, PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged) and PIMCO StocksPLUS® Small Fund dated October 1, 2015(32)

	(12)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Moderate Duration Fund and PIMCO Short Asset Investment Fund dated November 2, 2015(41)
	(13)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Government Money Market Fund dated February 23, 2016(33)
	(14)	Supplement to the Second Amended and Restated Supervision and Administration Agreement dated October 1, 2016(36)
(15)

Amendment to the Second Amended and Restated Supervision and Administration Agreement relating to PIMCO Funds: Private Account Portfolio Series – PIMCO Short Asset Portfolio dated February 14, 2017(37)

	(16)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Long Duration Total Return Fund dated October 2, 2017(43)
	(17)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Global Bond Opportunities Fund (Unhedged) dated November 14, 2017(43)
	(18)	Amendment to the Second Amended and Restated Supervision and Administration Agreement dated February 13, 2018(45)
	(19)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to I-3 shares dated February 13, 2018(45)
	(20)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to I-3 shares and Class D shares dated May 15, 2018(46)
	(21)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to PIMCO Total Return Fund dated October 1, 2018(48)
(22)

Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to PIMCO Gurtin California Municipal Intermediate Value Fund, PIMCO Gurtin California Municipal Opportunistic Value Fund, PIMCO Gurtin National Municipal Intermediate Value Fund and PIMCO Gurtin National Municipal Opportunistic Value Fund dated November 5, 2018 (49)

(23)

Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to PIMCO Preferred and Capital Securities Fund and PIMCO RAE Worldwide Long/Short PLUS Fund dated May 15, 2019(50)

	(24)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to PIMCO Climate Bond Fund dated November 5, 2019(51)
	(25)	Fourth Amended and Restated Fee Waiver Agreement relating to the PIMCO Global Core Asset Allocation Fund dated July 25, 2011(11)
	(26)	Amended and Restated Fee Waiver Agreement relating to the PIMCO Inflation Response Multi-Asset Fund dated July 25, 2011(11)
	(27)	Amended and Restated Fee and Expense Limitation Agreement relating to PIMCO Government Money Market Fund dated July 31, 2013(23)
	(28)	Amendment to the Amended and Restated Fee and Expense Limitation Agreement relating to PIMCO Government Money Market Fund dated July 31, 2019(51)
	(29)	Fee Waiver Agreement relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(18)
	(30)	Second Amended and Restated Fee Waiver Agreement relating to the PIMCO TRENDS Managed Futures Strategy Fund dated July 31, 2019(51)
	(31)	Amended and Restated Fee Waiver Agreement relating to the PIMCO RAE Low Volatility PLUS EMG Fund dated July 31, 2019(51)
	(32)	Fee Waiver Agreement relating to the PIMCO Multi-Strategy Alternative Fund dated November 5, 2014(25)
	(33)	Fee Waiver Agreement relating to I-3 shares dated February 13, 2018(45)
	(34)	Fee Waiver Agreement relating to I-3 shares dated May 15, 2018(46)
	(35)	Fee Waiver Agreement relating to the PIMCO Strategic Bond Fund dated October 1, 2018(47)
	(36)	Amendment to the Fee Waiver Agreement relating to the PIMCO Strategic Bond Fund dated July 31, 2019(51)
(37)

Fee Waiver Agreement relating to the PIMCO Gurtin California Municipal Intermediate Value Fund, PIMCO Gurtin California Municipal Opportunistic Value Fund, PIMCO Gurtin National Municipal Intermediate Value Fund and PIMCO Gurtin National Municipal Opportunistic Value Fund dated November 5, 2018(49)

	(38)	Amended and Restated Fee Waiver Agreement relating to the PIMCO CommodityRealReturn Strategy Fund® (PIMCO Cayman Commodity Fund I Ltd.) dated February 23, 2009(19)
	(39)	Amended and Restated Fee Waiver Agreement relating to the PIMCO Global Core Asset Allocation Fund (PIMCO Cayman Commodity Fund II, Ltd.) dated February 23, 2009(19)
	(40)	Fee Waiver Agreement relating to the PIMCO CommoditiesPLUS® Strategy Fund (PIMCO Cayman Commodity Fund III, Ltd.) dated May 7, 2010(19)
	(41)	Fee Waiver Agreement relating to the PIMCO Inflation Response Multi-Asset Fund (PIMCO Cayman Commodity Fund VII, Ltd.) dated May 23, 2011(31)
	(42)	Fee Waiver Agreement relating to the PIMCO TRENDS Managed Futures Strategy Fund (PIMCO Cayman Commodity Fund VIII, Ltd.) dated September 20, 2013(21)
	(43)	Fee Waiver Agreement relating to the PIMCO Preferred and Capital Securities Fund (PIMCO Capital Securities Fund (Cayman) Ltd.) dated March 1, 2015(26)
	(44)	Fee Waiver Agreement relating to the PIMCO Climate Bond Fund dated November 5, 2019 (51)
	(45)	Second Amended and Restated Expense Limitation Agreement dated June 1, 2018(47)
	(46)	Second Amended and Restated Expense Limitation Agreement relating to the PIMCO All Asset Fund dated September 26, 2012(19)
	(47)	Second Amended and Restated Expense Limitation Agreement relating to the PIMCO All Asset All Authority Fund dated September 26, 2012(19)
(48)

Expense Limitation Agreement relating to PIMCO Gurtin California Municipal Intermediate Value Fund, PIMCO Gurtin California Municipal Opportunistic Value Fund, PIMCO Gurtin National Municipal Intermediate Value Fund and PIMCO Gurtin National Municipal Opportunistic Value Fund dated November 5, 2018(49)

	(49)	PIMCO Cayman Commodity Fund I Ltd. Appointment of Agent for Service of Process(1)
	(50)	PIMCO Cayman Commodity Fund II Ltd. Appointment of Agent for Service of Process(2)
	(51)	PIMCO Cayman Commodity Fund III Ltd. Appointment of Agent for Service of Process(7)
	(52)	PIMCO Cayman Commodity Fund VII, Ltd. Appointment of Agent for Service of Process(12)
	(53)	PIMCO Cayman Commodity Fund VIII, Ltd. Appointment of Agent for Service of Process(21)
	(54)	PIMCO Capital Securities Fund (Cayman) Ltd. Appointment of Agent for Service of Process(26)
	(55)	Amended and Restated Transfer Agency and Service Agreement dated May 14, 2015(28)
	(56)	Amendment to Amended and Restated Transfer Agency and Service Agreement dated July 17, 2018(47)
(i)		Opinion and Consent of Counsel(52)
(j)	(1)	Consent of Independent Registered Public Accounting Firm(52)
	(2)(A)	Secretary’s Certificate pursuant to Rule 483(b)(35)
(k)		Not Applicable
(l)		Not Applicable
(m)	(1)	Distribution and Servicing Plan for Class A Shares(5)
	(2)	Distribution and Servicing Plan for Class C Shares(5)
	(3)	Distribution and Servicing Plan for Administrative Class Shares(15)
	(4)	Distribution and Services Plan for Class R Shares(5)
	(5)	Form of Bank Fund Services Agreement (23)
	(6)	Form of Fund Services Agreement(31)
(n)		Eighteenth Amended and Restated Multi-Class Plan Adopted Pursuant to Rule 18f-3 dated May 15, 2018(46)
(p)	(1)	Revised Code of Ethics for the Registrant(41)
	(2)	Revised Code of Ethics for PIMCO and PIMCO Investments LLC(51)
	(3)	Revised Code of Ethics for Research Affiliates LLC(48)
	(4)	Code of Ethics of Gurtin Municipal Bond Management(51)
*		Powers of Attorney(50)
**		Power of Attorney(49)

(1)	Filed with Post-Effective Amendment No. 133 on April 29, 2008, and incorporated by reference herein.
(2)	Filed with Post-Effective Amendment No. 147 on December 22, 2008, and incorporated by reference herein.
(3)	Filed with Post-Effective Amendment No. 151 on March 18, 2009, and incorporated by reference herein.
(4)	Filed with Post-Effective Amendment No. 157 on June 8, 2009, and incorporated by reference herein.
(5)	Filed with Post-Effective Amendment No. 160 on July 29, 2009, and incorporated by reference herein.
(6)	Filed with Post-Effective Amendment No. 167 on October 28, 2009, and incorporated by reference herein.
(7)	Filed with Post-Effective Amendment No. 173 on May 12, 2010, and incorporated by reference herein.
(8)	Filed with Post-Effective Amendment No. 178 on August 30, 2010, and incorporated by reference herein.
(9)	Filed with Post-Effective Amendment No. 181 on November 3, 2010, and incorporated by reference herein.
(10)	Filed with Post-Effective Amendment No. 187 on March 18, 2011, and incorporated by reference herein.
(11)	Filed with Post-Effective Amendment No. 210 on July 28, 2011, and incorporated by reference herein.
(12)	Filed with Post-Effective Amendment No. 213 on August 17, 2011, and incorporated by reference herein.
(13)	Filed with Amendment No. 279 on August 30, 2011, and incorporated by reference herein.
(14)	Filed with Post-Effective Amendment No. 226 on March 7, 2012, and incorporated by reference herein.
(15)	Filed with Post-Effective Amendment No. 228 on April 30, 2012, and incorporated by reference herein.
(16)	Filed with Post-Effective Amendment No. 229 on May 21, 2012, and incorporated by reference herein.
(17)	Filed with Post-Effective Amendment No. 238 on September 5, 2012, and incorporated by reference herein.
(18)	Filed with Post-Effective Amendment No. 243 on January 29, 2013, and incorporated by reference herein.
(19)	Filed with Post-Effective Amendment No. 245 on March 15, 2013, and incorporated by reference herein.
(20)	Filed with Post-Effective Amendment No. 246 on May 14, 2013, and incorporated by reference herein.
(21)	Filed with Post-Effective Amendment No. 253 on October 30, 2013, and incorporated by reference herein.
(22)	Filed with Post-Effective Amendment No. 255 on December 30, 2013, and incorporated by reference herein.
(23)	Filed with Post-Effective Amendment No. 257 on May 30, 2014, and incorporated by reference herein.
(24)	Filed with Post-Effective Amendment No. 265 on November 7, 2014, and incorporated by reference herein.
(25)	Filed with Post-Effective Amendment No. 267 on December 15, 2014, and incorporated by reference herein.
(26)	Filed with Post-Effective Amendment No. 270 on March 6, 2015, and incorporated by reference herein.
(27)	Filed with Post-Effective Amendment No. 273 on May 26, 2015, and incorporated by reference herein.
(28)	Filed with Amendment No. 370 on June 10, 2015, and incorporated by reference herein.
(29)	Filed with Post-Effective Amendment No. 276 on July 28, 2015, and incorporated by reference herein.
(30)	Filed with Amendment No. 375 on August 14, 2015, and incorporated by reference herein.
(31)	Filed with Amendment No. 378 on September 16, 2015, and incorporated by reference herein.
(32)	Filed with Post-Effective Amendment No. 278 on October 1, 2015, and incorporated by reference herein.
(33)	Filed with Post-Effective Amendment No. 284 on May 27, 2016, and incorporated by reference herein.
(34)	Filed with Amendment No. 389 on July 12, 2016, and incorporated by reference herein.
(35)	Filed with Post-Effective Amendment No. 286 on July 27, 2016, and incorporated by reference herein.
(36)	Filed with Amendment No. 395 on October 3, 2016, and incorporated by reference herein.
(37)	Filed with Amendment No. 399 on March 21, 2017, and incorporated by reference herein.
(38)	Filed with Post-Effective Amendment No. 291 on May 25, 2017, and incorporated by reference herein.
(39)	Filed with Post-Effective Amendment No. 292 on May 26, 2017, and incorporated by reference herein.
(40)	Filed with Post-Effective Amendment No. 295 on July 28, 2017, and incorporated by reference herein.
(41)	Filed with Post-Effective Amendment No. 298 on August 25, 2017, and incorporated by reference herein.
(42)	Filed with Post-Effective Amendment No. 301 on October 24, 2017, and incorporated by reference herein.
(43)	Filed with Post-Effective Amendment No. 307 on January 16, 2018, and incorporated by reference herein.
(44)	Filed with Post-Effective Amendment No. 311 on February 23, 2018, and incorporated by reference herein.
(45) (46)	Filed with Post-Effective Amendment No. 314 on April 27, 2018, and incorporated by reference herein. Filed with Post-Effective Amendment No. 318 on July 26, 2018, and incorporated by reference herein.
(47)	Filed with Post-Effective Amendment No. 320 on October 19, 2018, and incorporated by reference herein.
(48)	Filed with Post-Effective Amendment No. 321 on January 2, 2019, and incorporated by reference herein.
(49)	Filed with Post-Effective Amendment No. 323 on May 29, 2019, and incorporated by reference herein.
(50)	Filed with Post-Effective Amendment No. 324 on July 29, 2019, and incorporated by reference herein.
(51)	Filed with Post-Effective Amendment No. 327 on November 12, 2019, and incorporated by reference herein.
(52)	Filed with Post-Effective Amendment No. 330 on January 14, 2020, and incorporated by reference herein.

Item 29.Persons Controlled by or Under Common Control with Registrant.

The Trust through the PIMCO Preferred and Capital Securities Fund, a separate series of the Trust, wholly owns and controls the PIMCO Capital Securities Fund (Cayman) Ltd. (“CSF Subsidiary”), a company organized under the laws of the Cayman Islands. The CSF Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Preferred and Capital Securities Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO CommodityRealReturn Strategy Fund®, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund I Ltd. (“CRRS Subsidiary”), a company organized under the laws of the Cayman Islands.  The CRRS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommodityRealReturn Strategy Fund®’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Global Core Asset Allocation Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund II Ltd. (“GCAA Subsidiary”), a company organized under the laws of the Cayman Islands.  The GCAA Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Global Core Asset Allocation Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO CommoditiesPLUS® Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund III Ltd. (“CPS Subsidiary”), a company organized under the laws of the Cayman Islands.  The CPS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommoditiesPLUS® Strategy Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Inflation Response Multi-Asset Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund VII, Ltd. (“IRMA Subsidiary”), a company organized under the laws of the Cayman Islands. The IRMA Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Inflation Response Multi-Asset Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO TRENDS Managed Futures Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund VIII, Ltd. (“MF Subsidiary”), a company organized under the laws of the Cayman Islands. The MF Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO TRENDS Managed Futures Strategy Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Short-Term Floating NAV Portfolio III, a separate series of the Trust, wholly owns and controls the PIMCO ST Floating NAV III Subsidiary LLC (“Short-Term Floating NAV Subsidiary II”), a company organized under the laws of the state of Delaware.  The Short-Term Floating NAV Subsidiary II’s financial statements will be included, on a consolidated basis, in the PIMCO Short-Term Floating NAV Portfolio III’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Short Asset Portfolio, a separate series of the Trust, wholly owns and controls the PIMCO Short Asset Portfolio Subsidiary LLC (“Short Asset Portfolio Subsidiary”), a company organized under the laws of the state of Delaware.  The Short Asset Portfolio Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Short Asset Portfolio’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO International Portfolio, a separate series of the Trust, wholly owns and controls the PIMCO International Portfolio Subsidiary LLC (“International Subsidiary”), a company organized under the laws of the state of Delaware.  The International Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO International Portfolio’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Income Fund, a separate series of the Trust, wholly owns and controls the MLM 766 LLC (“Income Subsidiary”), a company organized under the laws of the state of Delaware.  The Income Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Income Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Total Return Fund, a separate series of the Trust, wholly owns and controls the MLM 700 LLC (“TR Subsidiary”), a company organized under the laws of the state of Delaware.  The TR Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Total Return Fund’s annual and semi-annual reports to shareholders.

Item 30.Indemnification

Reference is made to Article IV of the Registrant’s Amended and Restated Declaration of Trust, which was filed with the Registrant’s Post-Effective Amendment No. 265 on November 7, 2014.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Item 31.Business and Other Connections of the Investment Adviser

Pacific Investment Management Company LLC (“PIMCO”) is an investment adviser registered under the Advisers Act.  The list required by this Item 31 of officers and directors of PIMCO, together with any information as to any business, profession, vocation, or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated herein by reference from Form ADV filed by PIMCO pursuant to the Advisers Act (SEC File No. 801-48187).

Research Affiliates, LLC (“Research Affiliates”) is an investment adviser registered under the Advisers Act.  The list required by this Item 31 of officers and directors of Research Affiliates, together with any information as to any business, profession, vocation, or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated herein by reference from Form ADV filed by Research Affiliates pursuant to the Advisers Act (SEC File No. 801-61153).

Item 32.Principal Underwriter

(a)	PIMCO Investments LLC (the “Distributor”) serves as Distributor of Shares of the Trust.

(b)The officers of the Distributor are:

Name and Principal Business Address*	Positions and Offices With Underwriter	Positions and Offices with Registrant
Mogelof, Eric	Chairman	None
Sutherland, Eric M.	President	None
Ferrari, David	Chief Financial Officer and Financial and Operations Principal	None
Murphy, Jordan M.	Chief Compliance Officer	None
Harry, Seon	Anti-Money Laundering Compliance Officer	None
Dubitzky, Zvi	Chief Legal Officer, Secretary	None
Plump, Steven B.	Head of Business Management, Vice President	None

*	The business address of all officers of the Distributor is 1633 Broadway, New York, NY 10019.

Item 33.Location of Accounts and Records

The account books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660, State Street Bank & Trust Co., 801 Pennsylvania Ave., Kansas City, Missouri 64105, State Street Investment Manager Solutions, 46 Discovery, Suite 150, Irvine, California 92618, State Street Bank & Trust Co. c/o Iron Mountain Information Management, Inc., 1000 Campus Boulevard, Collegeville, PA 19426, DST Asset Manager Solutions, Inc., 430 W. 7th Street, STE 219294, Kansas City, MO 64121-9294, DST Asset Manager Solutions, Inc., 430 W. 7th Street, STE 219024, Kansas City, MO 64105-1407, DST Asset Manager Solutions, c/o Recall North America, 5 Beeman Road, Northborough, MA 01532, DST Asset Manager Solutions, c/o Iron Mountain, 175 Bearfoot Road, Northborough, MA 01532, DST Asset Manager Solutions, c/o Iron Mountain, 6119 Dermus, Kansas City, Missouri 64120, and Schick Databank, 2721 Michelle Drive, Tustin, California 92680.

Item 34.Management Services

Not applicable

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington in the District of Columbia on the 7th day of April, 2020.

PIMCO FUNDS

(Registrant)

By:	_______________________
Eric D. Johnson*, President

*By:	/s/ ADAM T. TEUFEL
Adam T. Teufel
as attorney-in fact

*	Pursuant to powers of attorney filed with Post-Effective Amendment No. 324 to Registration Statement No. 33-12113 on July 29, 2019.